                                                                    EXHIBIT 23.1



                          CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this registration statement of The Cheesecake Factory Incorporated on Form S-8 of our report dated
February 25, 1998 on our audits of the consolidated financial statements of The Cheesecake Factory Incorporated and Subsidiaries as of December 30, 1997 and December 29, 1996 and for each of the three years in the period ended
December 30, 1997, which report is included in the Company's Annual Report on Form 10-K.



                              PricewaterhouseCoopers LLP


Los Angeles, California
January 28, 1999


                                          6